Exhibit 3.22

HHC 1998-1 TRUST

(f/k/n Harborside Properties Trust I)

AMENDED AND RESTATED DECLARATION OF TRUST

As of

June 4, 2003

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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SECTION 3.	RIGHT OF TRUSTEES AND TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS	18

ARTICLE XII	MERGERS AND BUSINESS COMBINATIONS	18

SECTION 1.	MERGERS AND BUSINESS COMBINATIONS	18

ARTICLE XIII	SPECIAL REQUIREMENTS FOR CERTAIN TRANSACTIONS	19

SECTION 1.	SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS	19

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AMENDED AND RESTATED

DECLARATION OF TRUST

OF

HHC 1998-1 TRUST

(f/k/a Harborside Properties Trust I)

THIS AMENDED AND RESTATED DECLARATION OF TRUST OF HHC 1998-1 TRUST (f/k/a Harborside Properties Trust I) is made as of June 4, 2003, and filed in the offices of the Secretary of The Commonwealth of Massachusetts and the City Clerk of the City of Boston and agreed to by Stephen Guillard and William H. Stephan (such persons and any successors to such persons and additional persons, so long as they shall continue in or be admitted to office in accordance with the terms of this Declaration of Trust, are hereinafter together called the “Trustees”).

RECITALS

A. The Trust was formed pursuant to a Declaration of Trust dated June 30, 1997 and filed with The Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston on June 30, 1997 (the “Original Declaration of Trust”).

B. The Trustees, with the unanimous consent of all the Shareholders under the Original Declaration of Trust, wish to amend and restate the Original Declaration of Trust in its entirety. The purposes of the Trust are to engage in any lawful business, trade, purpose or activity, including, without limitation, the acquisition, ownership, financing, development, construction, marketing, leasing, management, operation and sale of real property, directly or indirectly through joint ventures, partnerships or other entities.

C. The Trustees desire that the Trust continue to qualify as a “trust” under Massachusetts General Laws, Chapter 182, as amended (the “MA Trust Statute”).

D. The Trustees may hereafter acquire, hold, invest and dispose of trust assets as trustees in the manner provided in this Declaration of Trust.

E. The beneficial interest in the trust assets shall be divided into transferable shares of beneficial interest (the “shares” as provided in this Declaration of Trust.

DECLARATION

NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they may acquire as such Trustees, together with the proceeds thereof, in trust, to manage, hold and dispose of the same for the benefit of the holders of record from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions of this Amended and Restated Declaration of Trust:

ARTICLE I

THE TRUST

SECTION 1. NAME. The name of the trust governed by this Amended and Restated Declaration of Trust shall be “HHC 1998-1 TRUST” (hereinafter called the “Trust”) and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever used in this Amended and Restated Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity of Trustees, and not individually or personally, and shall not refer to the Shareholders of the Trust or to the agents or employees of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in Article I, Section 3.

SECTION 2. LOCATION. The Trust shall maintain an office of record in Boston, Massachusetts, initially c/o Harborside Healthcare Corporation, One Beacon Street, in the City of Boston, in the County of Suffolk, in The Commonwealth of Massachusetts, and the Trust may have such other offices or places of business as the Trustees may from time to time determine as necessary or expedient.

SECTION 3. NATURE OF TRUST. The Trust shall be of the type commonly termed a Massachusetts business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a “trust” as that term is defined in the MA Trust Statute and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent, unless and until it is determined by a vote of Shareholders holding a majority of the outstanding Shares that maintenance of such status is no longer in the interests of the Shareholders.

ARTICLE II

DEFINITIONS

SECTION 1. DEFINITIONS. Whenever used in this Declaration of Trust, unless the context otherwise requires, the terms defined in this Article II shall have the following respective meanings.

“Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a partner in or trustee of, or serves in a similar capacity with respect to, the specified

Person or of which the specified Person is a partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest. A Person who is a partner in a partnership or joint venture with the Trust shall not be deemed an Affiliate of the Trust if such Person is not otherwise an Affiliate of the Trust as defined in the preceding sentence.

“Borrower” shall mean such Affiliate borrowers of a loan.

“Declaration of Trust” means the declaration of trust, certificate or articles of incorporation or other governing instrument pursuant to which the Trust is organized, as amended and/or amended and restated from time to time.

“Dividend” shall mean a dividend paid by the Trust from any source in respect of the Shares. A Dividend may include a return of capital to the Shareholder and/or a payment of ordinary income, capital gain, or items of tax preference.

“Initial Investment” shall mean that portion of the initial capitalization of the Trust contributed by the Sponsor.

“IRS” shall mean the Internal Revenue Service of the United States.

“MA Trust Statute” shall have the meaning ascribed to it in the preamble hereto.

“Person” shall mean any individual, partnership, corporation, trust, governmental body or agency, or other entity of any type.

“Securities” shall mean any instruments commonly known as “securities,” including stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

“Shareholders” shall mean holders of the Shares.

“Shares” shall mean the shares of beneficial interest, no par value, of the Trust having the right to elect the Trustees of the Trust.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of such Person, but does not include (i) any Person whose only relationship with the Trust is that of independent asset manager or property manager whose only compensation from the Trust is as such, and (ii) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from the Trust is for professional services.

“Trust” shall have the meaning ascribed to it in Section 1 hereof.

“Trustees” shall have the meaning ascribed to such term in the heading of this Declaration of Trust and who collectively shall constitute the Board of Trustees of the Trust.

ARTICLE III

MEETING OF SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of Shareholders in 2003 and each subsequent year for the election of Trustees and for such other business as may be stated in the notice of the meeting, shall be held, at such place, either within or without The Commonwealth of Massachusetts, and at such time and date not less than 30 days after delivery of the annual report. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the Shareholders entitled to vote shall elect a Board of Trustees. At any annual meeting, the Shareholders may transact such Trust business as shall be stated in the notice of the meeting. The Trustees shall be required to take reasonable steps to insure that the requirements of this Section 1 are met.

SECTION 2. NOTICE OF ANNUAL MEETINGS. Written notice, stating the place, date and time of the annual meeting, and the general nature of the business to be considered, shall be given to each Shareholder entitled to vote thereat at his address as it appears on the records of the Trust, not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

SECTION 3. OTHER MEETINGS. Meetings of Shareholders for any purpose other than the election of Trustees may be held at such time and place, within or without The Commonwealth of Massachusetts, as shall be stated in the notice of the meeting. Notice of a meeting called under this section shall state the nature of the business to be transacted, and no other business shall be transacted.

SECTION 4. VOTING. Each Shareholder entitled to vote in accordance with the terms and provisions of this Declaration of Trust shall be entitled to one vote, in person or by proxy, for each Share held by such Shareholder, but no proxy shall be voted after six months from its date unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and provides for a longer period. Upon the demand of any Shareholder, the vote for Trustees and upon any question before the meeting shall be by ballot. All elections for Trustees shall be decided by a vote of the holders of a majority of the outstanding Shares except as otherwise provided by this Declaration of Trust. Shareholders are entitled to vote by written consent.

SECTION 5. INSPECTORS OF ELECTION. The Board of Trustees, in advance of any Shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders’ meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at that meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 6. SHAREHOLDER LIST. An alphabetical list of the names and record addresses of the Shareholders, which shall contain the number of Shares held by each Shareholder, shall be maintained as part of the books and records of the Trust at the Trust’s principal office in The Commonwealth of Massachusetts.

SECTION 7. QUORUM. Except as otherwise required by law or by this Declaration of Trust, the presence, in person or by proxy, of Shareholders holding a majority of the Shares of the Trust entitled to vote shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until Shareholders holding the requisite number of Shares entitled to vote shall be present. At any such subsequent meeting at which Shareholders holding the requisite number of Shares entitled to vote shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Chairman of the Board or by a majority of the Trustees. In addition, upon the written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares of the Trust entitled to vote at such meeting, an officer of the Trust shall call a special meeting of Shareholders. The call of a special meeting shall state the nature of the business to be transacted and that no other business shall be considered at such meeting.

Within ten (10) business days after receipt of a written request either in person or by registered mail stating the purpose(s) of the meeting requested by Shareholders, the Trust shall provide all Shareholders said request, written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not less than ten

(10) nor more than sixty (60) days after receipt by the Trust of said request (or as soon thereafter as the applicable proxy rules may reasonably be complied with), at a time and place convenient to the Shareholders.

The place, date and time of, as well as the record date for determining the persons entitled to notice of and to vote at, any special meeting, including any special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, shall be determined by the Board of Trustees; provided, however, in the case of a special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, if the Board of Trustees declines or fails to make any such determination within ten business days of such request, then the officer calling such special meeting shall at the time of such call designate the place, date and time of such special meeting as well as the record date for determining persons entitled to notice of and to vote at such meeting. In no event will the Trustees or officer of the Trust set the record date for any such special meeting earlier than the date such special meeting is requested.

SECTION 9. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat.

ARTICLE IV

TRUSTEES

SECTION 1. NUMBER, TERM AND QUALIFICATIONS. The number of Trustees shall be as fixed from time to time by the Board of Trustees. Unless otherwise fixed by the Board of Trustees, the number of Trustees constituting the entire Board of Trustees shall be two (2).

The Trustees shall be elected at the annual meeting of Shareholders. Each Trustee shall serve an initial term of one year. Thereafter, each Trustee shall serve a term of one year, subject to their successors being elected and qualified.

A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall not be required to devote his full business time and effort to the Trust. A Trustee shall qualify as such when he has either signed this Declaration of Trust or agreed in writing to be bound by it. No bond shall be required to secure the performance of a Trustee unless the Trustees so provide or as required by law.

Nominations for the election of Trustees may be made by the Board of Trustees or a committee appointed by the Board of Trustees or by any Shareholder entitled to vote in the election of Trustees generally. However, any Shareholder entitled to vote in the election of Trustees generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such Shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Trust not later than: (i) with respect to an election to be held at an annual meeting of Shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Trustees, the close of business on the twentieth day following the date on which notice of such meeting is first given to Shareholders unless such meeting is scheduled earlier. Each such notice shall set forth such information as the Board of Trustees may from time to time require. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 2. AUTHORITY OF TRUSTEES.

(i) General Responsibilities and Authority. Consistent with the duties and obligations of, and limitations on, the Trustees as set forth herein, and under the laws of The Commonwealth of Massachusetts, the Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interests of the Trust and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances.

The Trustees shall have full, absolute and exclusive power, control, management and authority over the Trust’s assets and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust.

(ii) Specific Powers and Authorities. Subject only to the express limitations contained in this Amended and Restated Declaration of Trust, to any powers and authorities conferred on the Trustees by this Amended and Restated Declaration of Trust, to limitations to which the Trustees may be subject by virtue of any present or future statute or rule of law, and to any powers and authorities which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

(a) For such consideration as they deem proper, to invest in, purchase or otherwise acquire for cash or other property and hold for investment secured or unsecured loans;

(b) To sell, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the assets of the Trust by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust;

(c) Subject to Article VIII and Article VII, Section 6, to issue authorized Shares all without the vote of or other action by the Shareholders, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer the Shares or any of such Securities;

(d) To enter into contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term;

(e) To borrow money and give negotiable or non-negotiable instruments therefor; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the assets of the Trust to secure any of the foregoing;

(f) To lend money, whether secured or unsecured;

(g) To create reserve funds for any purpose;

(h) To incur and pay out of the Trust assets any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for, and are incurred in connection with, the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including without limitation, taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or upon or against the Trust assets or any part thereof, and for any of the purposes herein;

(i) To deposit funds or securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine;

(j) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in, or securities issued or created by, any Person, forming part of the assets of the Trust, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meeting or action, and may include the exercise of discretionary powers;

(k) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations with Affiliates;

(1) To elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation, as may be prescribed by the Trustees; to engage or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, managers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law and subject to the supervision of the Trustees;

(m) To determine the proper accounting treatment for Trust income, loss and capital;

(n) To determine from time to time, the value of all or any part of the Trust assets and of any securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust assets in accordance with such appraisals or other information as are, in the Trustees’ sole judgment, necessary and/or satisfactory;

(o) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

(p) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust;

(q) To purchase and pay for out of the Trust assets insurance contracts and policies insuring the Trust assets against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor; provided, however, that the Trustees may purchase and pay for out of Trust assets insurance contracts and policies insuring independent contractors or agents, only if such policies are customarily provided to independent contractors or agents providing the services being rendered in the locality where such services are being rendered;

(r) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

(s) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

(t) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivisions. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

(u) From time to time, to declare and cause the Trust to pay Dividends to Shareholders out of funds legally available therefor; and

(v) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration of Trust.

(iii) Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of Massachusetts upon business trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration of Trust.

SECTION 3. RESIGNATIONS. Any Trustee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board or Clerk. The acceptance of a resignation shall not be necessary to make it effective. Said resignation shall be filed in the offices of the Secretary of State of The Commonwealth of Massachusetts, the City Clerk of the City of Boston and any other office in which the Declaration of Trust has been filed.

SECTION 4. REMOVAL OF TRUSTEES. Any one or more of the Trustees may be removed, but only for cause, by action of a majority of the Board of Trustees. Any or all of the Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote. A special meeting of the Shareholders for the purpose of removing a Trustee shall be called by an officer of the Trust in accordance with the provisions of Article III, Section 8 hereof.

SECTION 5. NEWLY CREATED TRUSTEESHIPS, AND VACANCIES. Newly created trusteeships resulting from an increase in the number of Trustees or vacancies occurring in the Board of Trustees for any reason except the removal of Trustees by Shareholders may be filled by vote of a majority of the Trustees then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled by the Shareholders. A Trustee elected to fill a vacancy shall be elected to old office for the unexpired term of his predecessor. The Independent Trustees shall nominate replacements for vacancies amongst the Independent Trustees’

positions. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee, or the estate of the deceased Trustee, as the case may be.

SECTION 6. SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the assets of the Trust shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 6 of this Article IV or otherwise.

SECTION 7. ACTIONS BY TRUSTEES. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the number of incumbent Trustees. Unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present. Any action of the Trustees taken without a meeting shall be taken pursuant to the consent procedures set forth in Section 10 of this Article IV. Any agreement or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees.

SECTION 8. COMPENSATION. Trustees shall not receive any compensation from the Trust. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, provided prior to such action a written consent thereto is signed by a majority of the Board of Trustees. Any such written consent shall be filed with the minutes of proceedings of the Trustees.

SECTION 10. TELEPHONIC MEETINGS. All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all participants can hear each other and participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

SECTION 11. EXECUTIVE COMMITTEE. If desirable in the opinion of the Board of Trustees, the Trustees may appoint an executive committee from among their number consisting of such number of members as they shall determine, which shall have such powers, duties and obligations as the Trustees may deem necessary and appropriate, including, without limitation, the power to conduct the business and affairs of the Trust during periods between meetings of the Trustees. The Executive Committee shall report its activities periodically to the Trustees.

ARTICLE V

INTENTIONALLY DELETED

ARTICLE VI

INTENTIONALLY DELETED

ARTICLE VII

INTENTIONALLY DELETED

ARTICLE VIII

THE SHARES AND SHAREHOLDERS

SECTION 1. SHARES. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be of one class and shall have no par value. The Trust is authorized to sell and issue not less than 100 Shares nor more than 1,000 Shares. The Trustees are authorized to determine from time to time the number of such authorized Shares that will be sold and issued. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust. Certificates evidencing the Shares shall be issued to Shareholders within a reasonable time after a written request for such certificate and payment of any applicable fee is received by the Trust. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent shall be conclusive as to who are the Shareholders and as to the number of Shares of the Trust held from time to time by each such Shareholder. Except as prohibited by Article VII, Section 6, the Shares may be issued for such consideration as the Trustees shall determine, or by way of Share dividend or Share split in the discretion of the Trustees. Except as otherwise provided herein, all Shares shall have equal voting, dividend, distribution, liquidation, redemption and other rights. Shares reacquired by the Trust may be canceled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend, Share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, pre-emptive, appraisal, conversion, or exchange rights of any kind.

No certificates for Shares shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Trustees, upon:

(i) Production of evidence of loss, destruction or wrongful taking;

(ii) Delivery of a bond indemnifying the Trust and agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate of the issuance of the new certificate;

(iii) Payment of the expenses of the Trust and its agents incurred in connection with the issuance of the new certificate; and

(iv) Compliance with such other reasonable requirements as may be imposed.

SECTION 2. TRANSFERS OF SHARES. Except as otherwise provided herein, Shares shall be transferable on the records of the Trust upon presentment to the Trust or a transfer agent of such evidence of the payment of transfer taxes and compliance with other provisions of law as the Trust or its transfer agent may require.

SECTION 3. LEGAL OWNERSHIP OF ASSETS OF THE TRUST. The legal ownership of the assets of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the assets of the Trust.

SECTION 4. SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity or give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustee or the assets of the Trust or otherwise.

SECTION 5. SHAREHOLDERS RECORD DATE. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Trustees may fix, in advance, a record date, which (i) with respect to any meeting of Shareholders or any adjournment thereof, shall not be more than sixty (60) nor less then ten (10) days before the day of such meeting, (ii) with respect to the payment of any dividend or other distribution or allotment of any right, shall not be more than 140 days before the payment or allotment of such dividend, distribution or right, and (iii) with respect to any other action or exercise of rights, shall be not more than sixty days prior to such action or exercise. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

SECTION 6. DIVIDENDS. Subject to the provisions of this Declaration of Trust, the Board of Trustees may, out of funds legally available therefor, declare dividends at such intervals as the Board of Trustees shall determine. Before declaring any dividends there may be set apart out of any funds of the Trust available for dividends, such sum or sums as the Board of Trustees, from time to time in its discretion, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Trustees shall deem conducive to the interests of the Trust.

ARTICLE IX

MISCELLANEOUS

SECTION 1. SEAL. The Trust seal shall be circular in form and shall contain the name of the Trust, the year of its creation, and the word “MASSACHUSETTS.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 2. FISCAL YEAR. The fiscal year of the Trust shall end on December 31 of each year.

SECTION 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, or agent or agents of the Trust, and in such manner, as shall be determined from time to time by resolution of the Board of Trustees.

SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by this Declaration of Trust to be given, except as otherwise set forth herein, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Trust, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of this Declaration of Trust, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

SECTION 5. SUCCESSORS IN INTEREST. This Declaration of Trust shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

SECTION 6. INSPECTION OF RECORDS. Inspection of books and records shall be permitted to the same extent as permitted under law applicable to shareholders of a corporation organized in The Commonwealth of Massachusetts, as more specifically described in Article III, Section 6.

SECTION 7. SEVERABILITY. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

SECTION 8. APPLICABLE LAW. This Declaration of Trust has been executed, acknowledged and delivered by the Trustees with reference to the statutes and laws of The Commonwealth of Massachusetts, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of The Commonwealth of Massachusetts.

SECTION 9. COUNTERPARTS. This Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE X

DURATION, AMENDMENT AND TERMINATION PROCEDURE

SECTION 1. DURATION OF TRUST. Until the Trust terminates or is terminated as provided in Section 3 below, the Trust shall continue in such manner that the Trustees shall have all powers and discretions, express and implied, conferred upon them by law or by this Declaration.

SECTION 2. AMENDMENT PROCEDURE. This Declaration of Trust may be amended only with the consent of the holders of at least a majority of the outstanding Shares entitled to vote thereon, except that: (i) no amendment of Article XII or of Article XIII may be made without offering dissenting Shareholders at least one of the options described therein; and (ii) no amendment which would change any rights with respect to the Shares by reducing the amount payable thereon upon liquidation of the Trust may be made unless approved by the vote of the holders of at least two-thirds of the outstanding Shares. Notwithstanding the foregoing, a majority of the Trustees are authorized to alter or repeal any provision of this Declaration of Trust, without the consent of the Shareholders, to clarify any ambiguities or correct any inconsistencies.

Additional requirements for amending this Declaration of Trust are set forth in Article XIII.

SECTION 3. TERMINATION OF TRUST.

(i) The Trustees may at any time elect to liquidate and terminate this Trust by distributing, selling and/or converting into money or other property all of the assets of the Trust. Upon making provision for the payment of the liabilities of the Trust, the Trustees shall distribute the remaining proceeds or assets (as applicable) ratably among the holders of the Shares of the Trust then outstanding.

(ii) Upon completion of the distribution of the remaining proceeds and assets as provided in subsection (b) above, the Trust shall terminate and the Trustee shall be discharged of any and all further obligations and duties hereunder, and the right, title and interest of all parties in and to the Trust hereunder shall be cancelled and discharged.

ARTICLE XI

EXCULPATION AND INDEMNIFICATION AND OTHER MATTERS

SECTION 1. LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND AFFILIATES. The Trustees and Affiliates, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. No Trustee, Affiliate or Shareholder shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the assets of the Trust for the payment or performance thereof. Neither the Shareholders nor the Trustees shall be personally liable on account of any contractual obligation undertaken by the Trust. Each Shareholder shall be entitled to pro-rata indemnity from the Trust estate if, contrary to the provisions hereof, such Shareholder shall be held to any such personal liability. Each contract to which the Trust is a party shall include a provision that the Shareholders and Trustees shall not be personally liable on such contract.

SECTION 2. INDEMNIFICATION.

(i) The Trust shall indemnify and hold harmless the Trustees, and any Affiliate of the Trustees against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts paid and reasonably incurred by them in connection with or by reason of any act performed or omitted to be performed by them in connection with the business of the Trust, provided that: (i) the Trustees have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust; (ii) such liability or loss was not the result of gross negligence or willful misconduct on the part of the Trustees, or any Affiliate of the Trustees; and (iii) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Trust and not from the Shareholders. Notwithstanding the foregoing, an Affiliate of a Trustee may be indemnified pursuant to this Section 2 only for actions or inactions which occurred while he or it was engaged in activities which could have been engaged in by a Trustee in their capacity as such.

(ii) The Trust may not advance expenses incurred in defending a legal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding unless the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by such person on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Shareholder of the Trust; and (iii) such person agrees in writing to repay the advanced funds, with interest at the applicable federal rate, to the Trust if it is ultimately determined that he or it is not entitled to indemnification by the Trust as authorized herein.

(iii) The indemnification provided by the provisions of this Article XI shall continue as to a person who has ceased to be a Trustee, or an Affiliate of a Trustee who performs services on behalf of the Trust and shall inure to the benefit of the heirs, executors and administrators of such a person.

(iv) In discharging their duties, the Trustees and officers, when acting in good faith, shall be fully protected in relying upon the books of account of the Trust, upon reports made to the Trust by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, or upon the records of the Trust.

(v) The Trust shall have power to purchase and maintain insurance on behalf of any person who is or was a Trustee, or an Affiliate of a Trustee or who is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, business trust, trust or other enterprise against any liability asserted against him or it and incurred by him or it in any such capacity, or arising out of his or its status as such; provided, however, that the Trust shall not incur the cost of any liability insurance which insures any Person against liability for which he or it could not be indemnified under this Article XI.

(vi) The Trustees, shall review any indemnification provided pursuant to this Section 2 to determine that the requirements of this Section are satisfied.

SECTION 3. RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trustee or officer may have personal business interests and may engage in personal business activities even if the same directly compete with the actual business being conducted by the Trust; provided such interests or activities do not have a material adverse effect on the business of the Trust. Any Trustee or officer may be interested as trustee, officer, director stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder, and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer.

ARTICLE XII

MERGERS AND BUSINESS COMBINATIONS

SECTION 1. MERGERS AND BUSINESS COMBINATIONS. The Trust shall not be a party to any merger or other business combination with any other entity, affiliated or unaffiliated, unless Shareholders of the Trust who do not consent to the merger or other business combination are given the option of receiving a security having the same terms and conditions as Shares of the Trust, or of receiving the liquidating value of their interests in the Trust. The liquidating value of the interests of the Shareholders in the Trust shall be established by means of an independent appraisal of the assets of the Trust. This appraisal shall be made on the basis of an orderly liquidation of the Trust’s assets as of a date immediately prior to the proposed transaction described herein. Notwithstanding the foregoing, the Trust may change its legal status as a Massachusetts business trust without offering the Shareholders either of the above options if the resulting entity maintains the separate existence of the Trust as a single entity and Shareholders’ participation in the resulting entity is on the same terms and conditions as their investment in the Trust. The Trust shall have no authority to take any action inconsistent herewith.

ARTICLE XIII

SPECIAL REQUIREMENTS FOR CERTAIN TRANSACTIONS

SECTION 1. SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS. This Declaration of Trust may be amended with respect to the following matters only if Shareholders of the Trust who do not consent to the amendment are given the option of receiving a security having the same terms and conditions as Shares of the Trust, or of receiving the liquidating value of their interests in the Trust:

A) any amendment of the voting rights of Shareholders;

B) any change in the fundamental investment objectives of the Trust; or

C) any material alteration of the duration of the Trust.

The liquidating value of the interests of the Shareholders in the Trust shall be established as in Article XII, Section 1 hereof.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of HHC 1998-1 TRUST, have each signed this Amended and Restated Declaration of Trust of HHC 1998-1 Trust as Trustees as of June, 4, 2003

/s/ Stephen Guillard
Stephen Guillard, as Trustee and not individually
One Beacon Street, Boston, Massachusetts

/s/ William H. Stephan
William H. Stephan, as Trustee and not individually
One Beacon Street, Boston, Massachusetts